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FOR IMMEDIATE RELEASE
JULY 16, 1998
                                                     INVESTOR/MEDIA CONTACTS:
                                          THOMAS S. PRICE, JR, (405) 879-9257
                                            MARCUS C. ROWLAND, (405) 879-9232





              CHESAPEAKE ENERGY CORPORATION HIRES FINANCIAL ADVISOR

OKLAHOMA CITY, OKLAHOMA, JULY 16, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today announced that it has hired Donaldson, Lufkin & Jenrette Securities Corporation to act as its financial advisor in evaluating the company's various strategic opportunities.

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Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's Internet address is http://www.chesapeake-energy.com.



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